Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kenneth C. Barker, the Chief Executive Officer and Guy Prevost, the Chief Financial Officer, of Naturally Advanced Technologies Inc. (the "Company"), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended September 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

"Kenneth C. Barker" Kenneth C. Barker Chief Executive Officer and a director (Principal Executive Officer) Date: November 15, 2010
"Guy Prevost" Guy Prevost Chief Financial Officer and a director (Principal Financial Officer) Date: November 15, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Naturally Advanced Technologies Inc. and will be retained by Naturally Advanced Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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